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                                                                       Exhibit 4

Number                                                              Shares

                                                        SEE REVERSE FOR
                                                        IMPORTANT NOTICE
                                                        ON TRANSFER RESTRICTIONS
                                                        AND OTHER INFORMATION

                                                                  CUSIP ________

                    PEOPLE'S PREFERRED CAPITAL CORPORATION

          a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen**

is the owner of

fully paid and nonassessable shares of __% Noncumulative Preferred Stock, Series B, $.01 par value per share, of

                     People's Preferred Capital Corporation

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED ______________________

Countersigned and Registered:

            Transfer Agent
            and Registrar                       ______________________ (SEAL)
                                                President

By:_________________________                    ____________________________
   Authorized Signature                         Secretary
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                                IMPORTANT NOTICE

      The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

      The shares represented by this certificate are subject to restrictions on Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Articles of Incorporation, (i) the term "Ownership Limit" shall mean no more than 8.25% of the aggregate initial liquidation preference of the value of the issued and outstanding shares of Preferred Stock of the Corporation, unless such Person is an Excepted Holder (in which no ownership limit shall be applicable to such Excepted Holder); and (ii) no Person may Transfer shares of Preferred Stock if such Transfer would result in the Preferred Stock of the Corporation being owned (directly or beneficially) by fewer than 100 Persons. Any Person who attempts to Constructively Own shares of Preferred Stock which causes or will cause a Person to Constructively Own shares of Preferred Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on the transfer or ownership are violated, the shares of Preferred Stock represented hereby will be automatically transferred to a Trustee or a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be VOID AB INITIO. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Preferred Stock of the Corporation on request and without charge.

                              ---------------------

          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                              ---------------------
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       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with right
            of survivorship and not as tenants
            in common

UNIF GIFT MIN ACT  ___________ Custodian___________
                   (Custodian)          (Minor)

                   under Uniform Gifts to Minors Act of

                   ------------------------------------
                   (State)

Additional abbreviations by also be used though not in the above list. FOR VALUE RECEIVED, ___________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ___________

________________________________________________________________________________
  (Please Print or Typewrite Name and Address, Including Zip Code, or Assignee)

______________________ (_____________) shares of Preferred Stock of the
Corporation represented by this Certificate and do hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated ____________________              ________________________________________
                                        NOTICE: The Signature to this Assignment
                                        Must Correspond With The Name As Written
                                        Upon The Face Of The Certificate In
                                        Every Particular, Without Alteration Or
                                        Enlargement Or Any Change Whatever.